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                                                                     Exhibit 3.1


                   [STATE OF FLORIDA DEPARTMENT OF STATE LOGO]


I certify the attached is a true and correct copy of the Articles of Incorporation of DIRECT RX HEALTHCARE, INC., a Florida corporation, filed on January 27, 1998, as shown by the records of this office.

The document number of this corporation is P98000009368.











                                                Given under my hand and the
                                              Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                Second day of February, 1998


[STATE OF FLORIDA SEAL]                              /s/ Sandra B. Mortham
                                                       Sandra B. Mortham

                                                      Secretary of State
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                           ARTICLES OF INCORPORATION
                                       OF
                           DIRECT RX HEALTHCARE, INC.

     THE UNDERSIGNED, acting as the sole incorporator of DIRECT RX HEALTHCARE, INC., hereinafter the "Corporation", under the Florida Business Corporation Act, Chapter 607 of the Florida Statutes, as hereafter amended and modified (the "Act"), hereby adopts the following Articles of Incorporation for the
Corporation:

ARTICLE I.     NAME

               The name of the Corporation is:

                    Direct Rx Healthcare, Inc.

ARTICLE II.    BUSINESS AND ACTIVITIES

     The Corporation may, and in authorized to, engage in any activity or business permitted under the laws of the United States and of the State of Florida.

ARTICLE III.   SHARES

     The total number of shares which the corporation shall have the authority to issue shall be Ten million (10,000,000) shares, consisting of Nine million (9,000,000) shares of common stock and One million (1,000,000) shares of preferred stock, all having a par value of $0.01 per share and.

ARTICLE IV.    PREEMPTIVE RIGHTS

     No shareholder of the Corporation shall have any preferential or preemptive right to subscribe for or purchase from the Corporation any new or additional shares of capital stock or securities convertible into shares of capital stock, of the Corporation, whether now or hereafter authorized.

ARTICLE V.     PRINCIPAL OFFICE

     The address of the Principal Office of the Corporation is 5905-A Hampton Oaks Parkway, Tampa, Florida 33610. The location of the Principal Office shall be subject to change as may be provided in bylaws duly adopted by the Corporation.

ARTICLE VI.    MAILING ADDRESS

     The mailing address of the corporation is 5905-A Hampton Oaks Parkway, Tampa, Florida 33610.

ARTICLE VII.   INITIAL REGISTERED OFFICE AND AGENT

     The address of the Registered office of the Corporation is 1200 S. Pine Island Road, Plantation, Florida 33324, and the initial Registered Agent at such address is CT Corporation System.
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ARTICLE VIII.  INITIAL BOARD OF DIRECTORS

     The number of Directors constituting the initial Board of Directors of the Corporation is one (1). The number of Directors may be increased or decreased from time to time in the bylaws of the Corporation, but in no event shall the number of Directors be less than one (1).

ARTICLE IX.   INDEMNIFICATION

     The Corporation shall indemnify such persons as it is permitted to indemnify by Section 607.0850 of the Florida Business Corporation Act, and the heirs, executors, and administrators of such persons to the full extent permitted by, but in accordance with the provisions of that Section. Reference to Section 607.0850 in the previous sentence shall constitute a reference to any legislation hereafter enacted by the Florida Legislature on the same general subject as present Section 607.0850, whether by amendment of that Section or by substitution of differently numbered material for it. Notwithstanding the foregoing, except as otherwise required by Section 607.0850, a person who would be entitled to indemnity only as an agent (a director, officer, employee or trustee not to be considered an "agent" for purposes of this sentence) of the corporation or only as an agent of another entity, shall not be entitled to indemnity.

ARTICLE X.     MAJORITY VOTE

     Notwithstanding any provision of the Florida Business Corporation Act now or hereafter in force requiring for any purpose the vote, consent, waiver, approval, adoption or release of the holders of shares entitling them to exercise two-thirds, or any other proportion, of the voting power of the Corporation or any class of classes of shares thereof, such action, unless otherwise expressly required by statue, may be taken by the vote, consent, waiver, approval, adoption or release of the holders of shares entitling them to exercise a majority of the voting power of the Corporation or of such class or classes.

ARTICLE XI.    INCORPORATOR

The name and address of the Incorporator of the Corporation is: Dr. Kotha S. Sekharam, 5905-A Hampton Oaks Parkway, Tampa, Florida 33610.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed by the undersigned this 26 day of January, 1998.


                                        /s/ Kotha s. Sekharam
                                        --------------------------------------
                                        Dr. Kotha S. Sekharam
                                        Incorporator